CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-261594 on Form N-1A of our report dated April 8, 2022 relating to the financial statement of Fidelity Risk Parity Fund, a Fund of Fidelity Greenwood Street Trust, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 19, 2022